CUSIP No. 336312202	13G	Page 11 of 11 Pages

EXHIBIT 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date:           April 16, 2013

GF FINANCIAL II, LLC

By:	Diaco Investments, L.P., a Delaware limited partnership and managing member of GF Financial II, LLC
By:	Siget LLC, a Delaware limited liability company and general partner of Diaco Investments, L.P.

By:	/s/ Simon Glick
	Name:	Simon Glick
	Title:	Managing Member

DIACO INVESTMENTS, L.P.

By:	Siget LLC, a Delaware limited liability company and general partner of Diaco Investments, L.P.

By:	/s/ Simon Glick
	Name:	Simon Glick
	Title:	Managing Member

SIGET LLC

By:	/s/ Simon Glick
	Name:	Simon Glick
	Title:	Managing Member

SIMON GLICK

/s/ Simon Glick

SEYMOUR PLUCHENIK

/s/ Seymour Pluchenik